Exhibit 10.4(a)
June 1, 2010
Willowbridge Associates Inc.
101 Morgan Lane — Suite 180
Plainsboro, N.J. 08536

Attention: Mr Steve R. Crane
     Re: Management Agreement Renewals
Dear Mr. Crane:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2011 and all other provisions of the Management Agreements will remain unchanged.
•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

•	Orion Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	Institutional Futures Portfolio LP

•	CMF Willowbridge Argo Master Fund L.P.

•	Orion Futures Fund (Cayman) Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,

CERES MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WILLOWBRIDGE ASSOCIATES INC.
By:	/s/ Steven R. Crane
	Print Name:	Steven R. Crane

JM/sr